Exhibit 99.1

Imperial to hold 2018 Mid-Year Update Call

Calgary, AB – July 11, 2018 - Rich Kruger, chairman, president and chief executive officer, and Dave Hughes, investor relations manager, Imperial Oil Limited, will host a 2018 Mid-Year Update Call on Friday, July 27 following the company’s second quarter earnings release. The event begins at 9 a.m. MDT and will be accessible by webcast.

During the call, Mr. Kruger will offer brief remarks prior to taking questions from Imperial’s covering analysts.

Please click here to register for the live webcast [https://edge.media-server.com/m6/p/7yg2v6uz]. The webcast will be available for one year on the company’s website at www.imperialoil.ca/en-ca/company/investors.

For further information:

Investor relations	Media relations

Dave Hughes	Lisa Schmidt

(587) 476-4743	(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.